Exhibit 10.7

Form of Purchase Order from Ningbo Bird Co., Ltd.

Purchase Order

(Buyer)	(Vendor)

NingBo Bird Co., LTD	Pixelplus Co., Ltd.

Pur. Group: Tel: Fax:	Pixelplus Co., Ltd. Vendor:
Fax:
Delivery Address : 999 Dacheng Road, Building 2, Bird Industrial park Fenghua, Zhejiang, China 315500 Zhejiang, China 315500	Tel: Contact: Tel:

Incoterms: Payment Terms:

Item	Material No. Description Delivery Date	Part No. Quantity	Original Code Unit of Measure Net Price	Mfr.Part No. Net Amount

Additional Information:

Total net amount of purchase order:

USD

UNLESS OTHERWISE SPECIFIED THIS ORDER IS SUBJECT TO BIRD GENERAL PURCHASING TERMS AND CONDITIONS.

Purchase Order

1. The products should be accordant with BIRD and BIRD SAGEM’s newest designing technology,I.Q.C inspection standard and standard packing

2. Please approved and return the Purchase Order within 2 days, and also kindly add the Purchase Order No. in both Packing List and Invoice

3. Only after the Seller receives written notice from BIRD and BIRD SAGEM, which confirms that the products have passed BIRD and BIRD SAGEM’s batch test, the Purchase Order can be performed

4. Unless otherwise specified this order is subject to the terms and conditions set out in Purchase Agreement

(Vendor)	(Buyer)

(Approval):	(Manager):

(Approval):	(Department Manager):

UNLESS OTHERWISE SPECIFIED THIS ORDER IS SUBJECT TO BIRD GENERAL PURCHASING TERMS AND CONDITIONS.